UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology
Park, Beijing, China 100070
(Address of principal executive offices)

Registrant’s telephone number, including area code (86)-10-836-70505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 13, 2007, Telestone Technologies Corporation, a Delaware corporation (the “Company”), through its variable interest entity, Beijing Telestone Wireless Telecommunication Company Ltd. (“BTWTC”), completed the acquisition (the “Acquisition”) of Shandong Guolian Telecommunication Technology Limited Company (“Shandong Guolian”). The Share Transfer Agreement, dated as of July 5, 2007 by and among Shandong Guolian, the transferors listed therein and BTWTC, was filed as an exhibit to the Form 8-K, filed with the SEC on July 11, 2007, and is incorporated by reference herein.

Effective upon consummation of the Acquisition, Shandong Guolian became a wholly-owned subsidiary of the Company. In exchange for their equity interests in Shandong Guolian, the Shandong Guolian shareholders received $500,000 in cash and 800,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Shandong Guolian shareholders are also entitled to receive an additional 100,000 shares of Common Stock one year following the date of the Acquisition if Shandong Guolian achieves certain business objectives.

Item 9.01. Financial Statements and Exhibits.

The Company expects to file the financial statements of Shandong Guolian and pro forma financial information required by Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2007

TELESTONE TECHNOLOGIES CORPORATION

Date:	By:	/s/ Han Daqing
Name: Han Daqing
Title: Chief Executive Officer